Exhibit 99.1

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

December 31, 2018

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, including dividend declarations to achieve a $0.41 per share annualized dividend, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2019, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST TRADED: NYSE: LXP ONE PENN PLAZA, SUITE 4015 NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS FOURTH QUARTER 2018 RESULTS

New York, NY - February 27, 2019 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•	Generated Net Income attributable to common shareholders of $23.8 million, or $0.10 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $53.7 million, or $0.22 per diluted common share.
•	Acquired two industrial properties for an aggregate cost of $107.7 million.
•	Disposed of nine non-industrial properties for an aggregate gross sale price of $93.3 million.
•	Repurchased and retired 4.0 million common shares at an average price of $8.07 per share and increased repurchase authorization by 10.0 million common shares.
•	Repaid remaining 2020 term loan balance of $149.0 million.
•	Completed 452,000 square feet of new leases and lease extensions.

Full Year 2018 Highlights

•	Generated Net Income attributable to common shareholders of $220.8 million, or $0.93 per diluted common share.
•	Generated Adjusted Company FFO of $236.3 million, or $0.96 per diluted common share.
•	Increased total gross book value and total rental revenue attributable to industrial assets from 49.3% and 44.3%, respectively, to 71.1% and 65.4%, respectively.
•	Acquired eight industrial properties for an aggregate cost of $315.6 million.
•	Disposed of 21 office assets to a newly-formed joint venture for an aggregate gross disposition price of $725.8 million and acquired a 20% interest in the joint venture for an aggregate cost of $53.7 million.
•	Disposed of 25 additional consolidated properties for an aggregate gross sale price of $335.3 million.
•	Repurchased and retired 5.9 million common shares at an average price of $8.05 per share.
•	Repaid $160.0 million, net under its unsecured revolving credit facility and fully repaid its $300 million 2020 term loan.
•	Retired an aggregate of $118.0 million in property non-recourse mortgage debt, including debt encumbering assets sold to the joint venture above.
•	Completed 1.9 million square feet of new leases and lease extensions.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chief Executive Officer and President of Lexington Realty Trust, commented “Through our targeted disposition and investment efforts in 2018,  we increased our industrial exposure to 71% of our total gross book value at year end compared to 49% at year-end 2017.  We were very active in our share buyback plan during the fourth quarter, bringing our total 2018 share repurchases to almost six million shares at an average price of $8.05 per share.

We remain focused on transitioning to a single-tenant net-leased industrial REIT, and our disposition plan contemplates the sale of primarily office and other non-core assets with this objective in mind. Proceeds from sales, available cash, and low leverage will provide further capital to fund industrial purchases and build-to-suit opportunities.

In connection with the repositioning of our portfolio and growth plans going forward, last year we announced that in 2019 we would revise our distribution policy in order to retain and reinvest as much of our cash flow as possible. We believe this is a prudent course which will enhance our earnings growth and net asset value per share over time. Accordingly, we announced today a new annualized dividend rate of $0.41 per common share.”

FINANCIAL RESULTS

Revenues

For the quarter ended December 31, 2018, total gross revenues were $87.3 million, compared with total gross revenues of $102.2 million for the quarter ended December 31, 2017. The decrease was primarily attributable to a decrease in revenue due to property sales, partially offset by 2018 and 2017 property acquisitions.

Net Income Attributable to Common Shareholders

For the quarter ended December 31, 2018, net income attributable to common shareholders was $23.8 million, or $0.10 per diluted share, compared with net income attributable to common shareholders for the quarter ended December 31, 2017 of $29.2 million, or $0.12 per diluted share.

Adjusted Company FFO

For the quarter ended December 31, 2018, Lexington generated Adjusted Company FFO of $53.7 million, or $0.22 per diluted share, compared to Adjusted Company FFO for the quarter ended December 31, 2017 of $63.1 million, or $0.26 per diluted share.

Dividends/Distributions

As previously announced, during the fourth quarter of 2018, Lexington declared its quarterly common share/unit dividend/distribution for the quarter ended December 31, 2018 of $0.1775 per common share/unit, which was paid on January 15, 2019 to common shareholders/unitholders of record as of December 31, 2018. Lexington previously declared a dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended December 31, 2018, which was paid February 15, 2019 to Series C Preferred shareholders of record as of January 31, 2019.

Today, Lexington declared its quarterly common share/unit dividend/distribution for the quarter ended March 31, 2019 in the amount of $0.1025 per common share/unit, which will be paid on April 15, 2019 to common shareholders/unitholders of record as of March 29, 2019. Lexington previously declared a dividend of $0.8125 per share on its Series C Preferred for the quarter ended March 31, 2019, which will be paid on May 15, 2019, to Series C Preferred shareholders of record as of April 30, 2019.

TRANSACTIONS

ACQUISITION TRANSACTIONS

Primary Tenant(1)	Location	Sq. Ft. (Approx.)	Property Type	Initial Basis ($000)	Approximate Lease Term (Yrs)
Blue Buffalo	Goodyear, AZ	540,349	Industrial	$41,372	7
Philip Morris	Chester, VA	1,034,470	Industrial	66,311	12
		1,574,819		$107,683

1.	In addition, Lexington acquired a 57-acre parcel of land from a non-consolidated joint venture and leased the parcel to a tenant to develop an industrial property.

Including fourth quarter acquisition activity, consolidated 2018 acquisition activity totaled $315.6 million at average GAAP and cash capitalization rates of 6.5% and 5.3%, respectively.

PROPERTY DISPOSITIONS

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income (Loss)(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Oregon Research Institute	Eugene, OR	Office	$16,000	$2,098	$1,832	October	100%
Alstom Power	Knoxville, TN	Office	16,000	1,262	1,249	November	100%
Vacant	Manteca, CA	Other	2,700	967	381	November	0%
Delhaize	Jefferson, NC	Other	1,550	156	160	December	100%
Vacant	Wallingford, CT	Office	1,050	(222)	(179)	December	0%
Vacant	Florence, SC	Office	1,838	(320)	325	December	0%
Kingsport Power	Kingsport, TN	Office	3,400	287	310	December	100%
Federal Express	Memphis, TN	Office	50,800	6,844	7,101	December	100%
			$93,338	$11,072	$11,179

1.	Quarterly period prior to sale, excluding impairment charges and accelerated below-market lease intangible accretion, annualized.

In addition, a vacant retail property in San Diego, California was transferred to its ground owner and Lexington received $4.3 million from the sale of a six-property non-consolidated office portfolio.

Including fourth quarter disposition activity, consolidated 2018 property disposition volume totaled $1.1 billion at average GAAP and cash capitalization rates of 8.9% and 8.4%, respectively.

As a result of 2018 transactions, Lexington's total gross book value attributable to industrial assets accounts for 71.1% of total consolidated real estate gross book value at December 31, 2018 compared to 49.3% at December 31, 2017. Rental revenue attributable to industrial assets increased to 65.4% of total consolidated rental revenue as of December 31, 2018 from 44.3% as of December 31, 2017.

LEASING

During the fourth quarter of 2018, Lexington executed the following new and extended leases:

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.

	Industrial
1	Carrollton	TX	Teasdale	03/2025	12/2033	298,653
1	Total industrial lease extensions					298,653

	Office
1	Knoxville	TN	CaremarkPCS	05/2020	05/2027	59,748
2	Indianapolis	IN	N/A	02/2019	05/2019	3,764
2	Total office lease extensions					63,512

3	Total lease extensions					362,165

	NEW LEASES

	Location				Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Phoenix	AZ	Argosy Education		05/2024	27,470
2	Farmers Branch	TX	N/A		04/2024	2,937
3	Orlando	FL	CardWorks Servicing		09/2029	59,927
3	Total new office leases					90,334

6	TOTAL NEW AND EXTENDED LEASES					452,499

1.	Leases greater than 10,000 square feet.

As of December 31, 2018, Lexington's portfolio was 95.1% leased.

BALANCE SHEET/CAPITAL MARKETS

During the fourth quarter, Lexington fully repaid the remaining $149.0 million outstanding on its 2020 term loan and satisfied $7.9 million of non-recourse debt.

Also in the fourth quarter, Lexington's Board of Trustees increased the amount of common shares available for repurchase under its repurchase authorization initially announced on July 2, 2015 by 10.0 million common shares. Lexington repurchased and retired 3,979,597 common shares at an average price of $8.07 per share, bringing the total 2018 repurchases to 5,851,252 common shares at an average price of $8.05 per share. Subsequent to December 31, 2018, Lexington repurchased and retired 441,581 common shares at an average price of $8.13 per share. As of February 27, 2019, there were 10,306,255 common shares available for repurchase.

Subsequent to December 31, 2018, Lexington replaced its revolving credit facility and the 2021 term loan with a new revolving credit facility and the continuation of the 2021 term loan, which extended the maturity of the revolving credit facility to February 2023 and reduced the applicable margin rates on the revolving credit facility and 2021 term loan.

2019 EARNINGS GUIDANCE

Lexington estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2019 will be within an expected range of $1.36 to $1.40. Lexington estimates that its Adjusted Company FFO for the year ended December 31, 2019 will be within an expected range of $0.75 to $0.79 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FOURTH QUARTER 2018 CONFERENCE CALL

Lexington will host a conference call today February 27, 2019, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended December 31, 2018. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through May 27, 2019, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada); pin code for all replay numbers is 10128738. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, including dividend declarations to achieve a $0.41 per share annualized dividend, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2019, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a REIT, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington has filed with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt or other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Press Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents relating to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investment's ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line rent adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimated and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Gross revenues:
Rental	$80,745	$93,909	$364,731	$359,832
Tenant reimbursements	6,506	8,260	30,608	31,809
Total gross revenues	87,251	102,169	395,339	391,641
Expense applicable to revenues:
Depreciation and amortization	(38,498)	(45,262)	(168,191)	(173,968)
Property operating	(9,614)	(12,410)	(42,675)	(49,194)
General and administrative	(7,763)	(8,597)	(31,662)	(34,158)
Litigation settlement	—	—	—	(2,050)
Non-operating income	1,825	5,381	3,491	10,378
Interest and amortization expense	(16,656)	(20,055)	(79,880)	(77,883)
Debt satisfaction gains (charges), net	(368)	3,818	(2,596)	6,196
Impairment charges and loan losses	(4,953)	(1,419)	(95,813)	(44,996)
Gains on sales of properties	13,336	8,350	252,913	63,428
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	24,560	31,975	230,926	89,394
Provision for income taxes	(402)	(743)	(1,728)	(1,917)
Equity in earnings (losses) of non-consolidated entities	1,516	216	1,708	(848)
Net income	25,674	31,448	230,906	86,629
Less net income attributable to noncontrolling interests	(266)	(598)	(3,491)	(1,046)
Net income attributable to Lexington Realty Trust shareholders	25,408	30,850	227,415	85,583
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)	(6,290)	(6,290)
Allocation to participating securities	(40)	(43)	(287)	(226)
Net income attributable to common shareholders	$23,796	$29,235	$220,838	$79,067
Net income attributable to common shareholders – per common share basic	$0.10	$0.12	$0.93	$0.33
Weighted-average common shares outstanding – basic	233,963,608	238,131,814	236,666,375	237,758,408
Net income attributable to common shareholders – per common share diluted	$0.10	$0.12	$0.93	$0.33
Weighted-average common shares outstanding – diluted	238,292,912	241,821,194	240,810,990	241,537,837

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31,

(Unaudited and in thousands, except share and per share data)

	2018	2017
Assets:
Real estate, at cost	$3,090,134	$3,936,459
Real estate - intangible assets	419,612	599,091
	3,509,746	4,535,550
Less: accumulated depreciation and amortization	954,087	1,225,650
Real estate, net	2,555,659	3,309,900
Assets held for sale	63,868	2,827
Cash and cash equivalents	168,750	107,762
Restricted cash	8,497	4,394
Investment in and advances to non-consolidated entities	66,183	17,476
Deferred expenses, net	15,937	31,693
Rent receivable – current	3,475	5,450
Rent receivable – deferred	58,692	52,769
Other assets	12,779	20,749
Total assets	$2,953,840	$3,553,020

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$570,420	$689,810
Revolving credit facility borrowings	—	160,000
Term loans payable, net	298,733	596,663
Senior notes payable, net	496,034	495,198
Trust preferred securities, net	127,296	127,196
Dividends payable	48,774	49,504
Liabilities held for sale	386	—
Accounts payable and other liabilities	30,790	38,644
Accrued interest payable	4,523	5,378
Deferred revenue - including below market leases, net	20,531	33,182
Prepaid rent	9,675	16,610
Total liabilities	1,607,162	2,212,185

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 235,008,554 and 240,689,081 shares issued and outstanding in 2018 and 2017, respectively	24	24
Additional paid-in-capital	2,772,855	2,818,520
Accumulated distributions in excess of net income	(1,537,100)	(1,589,724)
Accumulated other comprehensive income	76	1,065
Total shareholders’ equity	1,329,871	1,323,901
Noncontrolling interests	16,807	16,934
Total equity	1,346,678	1,340,835
Total liabilities and equity	$2,953,840	$3,553,020

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$23,796	$29,235	$220,838	$79,067

Weighted-average common shares outstanding - basic	233,963,608	238,131,814	236,666,375	237,758,408

Net income attributable to common shareholders - per common share basic	$0.10	$0.12	$0.93	$0.33

Diluted:
Net income attributable to common shareholders - basic	$23,796	$29,235	$220,838	$79,067
Impact of assumed conversions	21	338	2,528	147
Income from continuing operations attributable to common shareholders	$23,817	$29,573	$223,366	$79,214

Weighted-average common shares outstanding - basic	233,963,608	238,131,814	236,666,375	237,758,408
Effect of dilutive securities:
Unvested share-based payment awards and options	723,120	57,731	528,495	86,285
Operating Partnership Units	3,606,184	3,631,649	3,616,120	3,693,144
Weighted-average common shares outstanding - diluted	238,292,912	241,821,194	240,810,990	241,537,837

Net income attributable to common shareholders - per common share diluted	$0.10	$0.12	$0.93	$0.33

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$23,796	$29,235	$220,838	$79,067
Adjustments:
Depreciation and amortization	37,819	44,050	164,261	168,683
Impairment charges - real estate, including non-consolidated entities	4,953	1,419	95,813	43,214
Noncontrolling interests - OP units	22	339	2,528	147
Amortization of leasing commissions	679	1,212	3,930	5,285
Joint venture and noncontrolling interest adjustment	2,567	257	4,063	1,121
Gains on sales of properties, including non-consolidated entities and net of tax	(14,821)	(8,350)	(254,269)	(64,880)
FFO available to common shareholders and unitholders - basic	55,015	68,162	237,164	232,637
Preferred dividends	1,572	1,572	6,290	6,290
Amount allocated to participating securities	40	43	287	226
FFO available to all equityholders and unitholders - diluted	56,627	69,777	243,741	239,153
Litigation reserve	—	—	—	2,050
Debt satisfaction (gains) charges, net, including non-consolidated entities	368	(3,796)	2,596	(6,174)
Impairment loss - loan receivable	—	—	—	5,294
Unearned contingent acquisition consideration	—	(3,922)	—	(3,922)
Other(1)	(3,305)	1,071	(10,038)	2,171
Adjusted Company FFO available to all equityholders and unitholders - diluted	53,690	63,130	236,299	238,572

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line rents	(4,722)	(7,232)	(20,968)	(19,784)
Lease incentives	227	513	1,686	1,969
Amortization of above/below market leases	(28)	364	285	1,544
Lease termination payments, net	(309)	(253)	(1,234)	(690)
Non-cash interest, net	854	1,018	4,209	2,465
Non-cash charges, net	1,611	2,119	6,810	8,318
Tenant improvements	(1,608)	(1,136)	(8,271)	(11,203)
Lease costs	(1,448)	(1,242)	(4,522)	(6,526)
Joint venture and non-controlling interest adjustment	(449)	—	(505)	—
Company Funds Available for Distribution	$47,818	$57,281	$213,789	$214,665

Per Common Share and Unit Amounts
Basic:
FFO	$0.23	$0.28	$0.99	$0.96
Diluted:
FFO	$0.23	$0.28	$0.99	$0.97
Adjusted Company FFO	$0.22	$0.26	$0.96	$0.97

Weighted-Average Common Shares
Basic:
Weighted-average common shares outstanding - basic EPS	233,963,608	238,131,814	236,666,375	237,758,408
Operating partnership units(2)	3,606,184	3,631,649	3,616,120	3,693,144
Weighted-average common shares outstanding - basic FFO	237,569,792	241,763,463	240,282,495	241,451,552

Diluted:
Weighted-average common shares outstanding - diluted EPS	238,292,912	241,821,194	240,810,990	241,537,837
Unvested share-based payment awards	—	713,351	—	666,127
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	243,003,482	247,245,115	245,521,560	246,914,534

(1)	"Other" primarily consisted of the acceleration of below-market lease intangible accretion in 2018 and transaction related costs in 2017 and 2016.

(2)	Includes OP units other than OP units held by Lexington.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

2019 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2019
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$1.36	$1.40
Depreciation and amortization	0.56	0.56
Impact of capital transactions	(1.17)	(1.17)
Estimated Adjusted Company FFO per diluted common share	$0.75	$0.79

(1)	Assumes all convertible securities are dilutive.

LEXINGTON REALTY TRUST

2018 Fourth Quarter Investments / Capital Recycling Summary

PROPERTY INVESTMENTS

	Primary Tenant	Location		Square Feet (Approx.)	Property Type	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Blue Buffalo	Goodyear	AZ	540,000	Industrial	$41,372	November	04/2026
2	Philip Morris	Chester	VA	1,034,000	Industrial	66,311	December	06/2030

2	TOTAL PROPERTY INVESTMENTS (1)			1,574,000		$107,683

CAPITAL RECYCLING
PROPERTY DISPOSITIONS
	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income (Loss) ($000) (2)	Annualized NOI ($000)(2)(3)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	Oregon Research Institute	Eugene	OR	Office	$16,000	$2,098	$1,832	October	100%	$199.97
2	Alstom Power	Knoxville	TN	Office	16,000	1,262	1,249	November	100%	189.56
3	Vacant (4)	Manteca	CA	Other	2,700	967	381	November	0%	25.12
4	Delhaize	Jefferson	NC	Other	1,550	156	160	December	100%	44.86
5	Vacant	Wallingford	CT	Office	1,050	(222)	(179)	December	0%	23.65
6	Vacant	Florence	SC	Office	1,838	(320)	325	December	0%	10.41
7	Kingsport Power	Kingsport	TN	Office	3,400	287	310	December	100%	79.49
8	Federal Express	Memphis	TN	Office	50,800	6,844	7,101	December	100%	97.45

8	TOTAL PROPERTY DISPOSITIONS (5)				$93,338	$11,072	$11,179

NON-CONSOLIDATED DISPOSITION

	Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (2)	Annualized NOI ($000)(2)(3)	Month of Disposition	% Leased	Gross Disposition Price PSF
6	BluePearl (6)	Various	Office	$46,100	$1,025	$2,870	December	100.0%	$465.66

Footnotes

(1)	In addition, Lexington acquired a 57-acre parcel of land from a non-consolidated joint venture and leased the parcel to a tenant to develop an industrial property.
(2)	Quarterly period prior to sale; excluding impairment charges, annualized.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(4)	Annualized net income excludes the acceleration of below-market lease intangible accretion.
(5)	Also, Lexington's property owner subsidiary transferred its leasehold interest in a vacant retail property in San Diego, CA to the ground owner.
(6)	Lexington had a 15% interest in the joint venture and received $4.3 million in net proceeds at closing.

LEXINGTON REALTY TRUST

2018 Fourth Quarter Financing Summary

DEBT RETIRED

Location	Primary Tenant	Property Type	Face / Satisfaction ($000)	Fixed Rate	Maturity Date

Consolidated Mortgage Debt
Meridian, ID	T-Mobile USA	Office	$7,892	6.010%	08/2019
Non-Consolidated Mortgage Debt (1)
Various	BluePearl	Office	$18,791	4.010%	11/2018

CORPORATE LEVEL FINANCING (2)

	Quarterly Activity ($000)	Rate	Maturity Date
2020 Term Loan (3)	$ 149,000 satisfaction	LIBOR plus 110 bps	08/2020

Footnotes

(1)	Lexington had a 15% interest in the joint venture.
(2)	In December 2018, Lexington amended its credit facility to remove its operating partnership, Lepercq Corporate Income Fund L.P. ("LCIF"), as a borrower.
(3)	Fully satisfied.

LEXINGTON REALTY TRUST

2018 Fourth Quarter Leasing Summary

LEASE EXTENSIONS
	Tenant (3)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	Prior GAAP Rent Per Annum ($000)	New Cash Rent Per Annum ($000)(1)(2)	Prior Cash Rent Per Annum ($000)(2)
	Industrial
1	Teasdale	Carrollton	TX	03/2025	12/2033	298,653	$1,297	$1,180	$1,179	$1,131

1	Total industrial lease extensions					298,653	$1,297	$1,180	$1,179	$1,131

	Office

1	CaremarkPCS	Knoxville	TN	05/2020	05/2027	59,748	$845	$773	$822	$807
2	N/A	Indianapolis	IN	02/2019	05/2019	3,764	75	72	75	72

2	Total office lease extensions					63,512	$920	$845	$897	$879

3	TOTAL EXTENDED LEASES					362,165	$2,217	$2,025	$2,076	$2,010

NEW LEASES
	Tenant (3)	Location		Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	New Cash Rent Per Annum ($000)(1)(2)
	Office / Multi-tenant Office
1	Argosy Education	Phoenix	AZ	05/2024	27,470	$494	$494
2	N/A	Farmers Branch	TX	04/2024	2,937	46	47
3	CardWorks	Orlando	FL	09/2029	59,927	881	1,019

3	Total office new leases				90,334	$1,421	$1,560

6	TOTAL NEW AND EXTENDED LEASES				452,499	$3,638	$3,636

LEXINGTON REALTY TRUST 2018

Fourth Quarter Leasing Summary (Continued)

NEW VACANCY (4)
	Former Tenant	Location		Lease Expiration Date	Sq. Ft.	2018 GAAP Rent ($000)	2018 Cash Rent ($000)(2)
	Industrial
1	Staples	Henderson	NC	12/2018	196,946	$869	$886
2	Bay Valley Foods	Plymouth	IN	12/2018	300,500	856	856
2	Total industrial vacancy				497,446	$1,725	$1,742

	Office
1	Swiss Re	Overland Park	KS	12/2018	320,198	$5,419	$5,401
1	Total office vacancy				320,198	$5,419	$5,401

	Other
1	Kmart (5)(6)	Watertown	NY	01/2019	120,727	$525	$112
2	Kmart (5)	Fairlea	WV	01/2019	90,933	297	79
2	Total other vacancy				211,660	$822	$191

5	TOTAL VACANCY				1,029,304	$7,966	$7,334

Footnotes

(1)	Assumes twelve months rent from the later of 1/1/19 or lease commencement/extension, excluding free rent periods as applicable.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	Leases greater than 10,000 square feet.
(4)	Excludes multi-tenant properties, disposed properties and non-consolidated investments.
(5)	Tenant declared bankruptcy in October 2018 and rejected the lease.
(6)	Excludes the acceleration of below-market lease intangible accretion.

LEXINGTON REALTY TRUST

Other Revenue Data

12/31/2018

($000)

Other Revenue Data

	GAAP Rent
Asset Class	Twelve months ended
	12/31/18 (1)(4)	12/31/18 Percentage	12/31/17 Percentage (5)
Industrial	$187,904	65.4%	44.3%
Office	94,818	33.0%	53.3%
Other	4,605	1.6%	2.4%
	$287,327	100.0%	100.0%

	GAAP Rent
Credit Ratings (2)	Twelve months ended
	12/31/18 (1)(4)	12/31/18 Percentage	12/31/17 Percentage
Investment Grade	$112,242	39.1%	40.1%
Non-Investment Grade	54,716	19.0%	15.5%
Unrated	120,369	41.9%	44.4%
	$287,327	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 12/31/18	As of 12/31/17
	8.9 years	9.1 years

Rent Estimates for Current Assets

Year	GAAP (3)	Cash (3)	Difference
2019	$284,640	$270,557	$(14,083)
2020	264,419	253,660	(10,759)

Footnotes

(1)	Twelve months ended 12/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2018.
(2)	Credit ratings are based upon either tenant, guarantor or parent. Generally, multi-tenant assets are included in unrated.
(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 12/31/2018, and (3) no properties are sold or acquired after 12/31/2018.
(4)	Excludes the acceleration of below-market lease intangible accretion on one Kmart asset.
(5)	Multi-tenant properties reclassified to individual property types.

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

12/31/2018

($000)

Same-Store NOI (1)

	Twelve months ended December 31,
	2018	2017	2016
Total Cash Rent	$202,233	$202,690	$201,862
Tenant Reimbursements	12,993	11,233	11,740
Property Operating Expenses	(23,729)	(22,137)	(20,730)
Same-Store NOI	$191,497	$191,786	$192,872

Change in Same-Store NOI	(0.2)%	(0.6)%

Same-Store Percent Leased (2)	As of 12/31/18	As of 12/31/17	As of 12/31/16
	92.1%	98.9%	99.1%

Lease Escalation Data (3)

Footnotes

(1)	NOI is on a consolidated cash basis for all consolidated properties except properties acquired and sold in 2018, 2017 and 2016. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes properties acquired or sold in 2018, 2017 and 2016.
(3)	Based on twelve months consolidated cash rents for single-tenant leases (properties greater than 70% leased) owned as of December 31, 2018. Excludes parking operations and rents from prior tenants.

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

12/31/2018

($000, except square footage)

Asset Class	YE 2016 (1)	YE 2017 (1)	YE 2018

Industrial
% of Cost (2)	42.2%	49.3%	71.1%
% of ABR (3)	40.8%	44.3%	65.4%
Leased	98.2%	99.9%	96.3%
Wtd. Avg. Lease Term (4)	10.3	10.5	9.6
Mortgage Debt	$240,790	$193,529	$206,006
% Investment Grade (3)	25.4%	28.4%	31.6%
Square Feet	28,908,037	36,071,422	41,447,962

Office
% of Cost (2)	53.6%	48.0%	27.2%
% of ABR (3)	55.4%	53.3%	33.0%
Leased	90.7%	96.8%	91.4%
Wtd. Avg. Lease Term (4)	7.0	7.5	6.5
Mortgage Debt	$501,534	$502,829	$369,508
% Investment Grade (3)	47.0%	51.1%	55.4%
Square Feet	13,032,223	11,583,316	5,683,808

Other
% of Cost (2)	4.2%	2.7%	1.7%
% of ABR (3)(5)	3.8%	2.4%	1.6%
Leased	97.2%	87.3%	30.0%
Wtd. Avg. Lease Term (4)	13.7	18.0	30.5
Mortgage Debt	$2,849	$710	$-
% Investment Grade (3)	16.8%	12.0%	9.4%
Square Feet	1,384,037	959,324	427,780

Loans Receivable	$94,210	$-	$-
Construction in progress (6)	$111,771	$4,219	$1,840

Footnotes

(1)	Multi-tenant properties reclassified to individual property types.
(2)	Based on gross book value of real estate assets; excludes held for sale assets.
(3)	Percentage of GAAP rent, excluding termination income, for consolidated properties owned as of each respective period.
(4)	Cash basis.
(5)	Excludes the acceleration of below-market lease intangible accretion on one Kmart asset in 2018.
(6)	Includes development classified as real estate under construction on a consolidated basis.

LEXINGTON REALTY TRUST

Portfolio Composition

12/31/2018

As a Percent of Gross Book Value (1)

Portfolio Composition (2)

Footnotes

(1)	Based on gross book value of real estate assets as of 12/31/2018; excludes held for sale assets.
(2)	Based on gross book value of real estate assets as of 12/31/2018, 12/31/2017 and 12/31/2016, as applicable and excludes held for sale assets.

LEXINGTON REALTY TRUST

Components of Net Asset Value

12/31/2018

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties twelve month net operating income (NOI) (1)
Industrial	$161,342
Office	78,557
Other	2,522
Total Net Operating Income	$242,421

Lexington's share of non-consolidated twelve month NOI (1)
NNN OFFICE JV
Office (2)	$3,618
OTHER JV
Other	$1,828

Other income
Advisory fees	$1,632

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets acquired in 2018	$313,187
Wholly-owned assets less than 70% leased	$53,925

Add other assets:
Assets held for sale	$63,868
Construction in progress	1,840
Developable land	4,975
Cash and cash equivalents	168,750
Restricted cash	8,497
Accounts receivable	3,475
Other assets	12,779
Total other assets	$264,184

Liabilities:
Corporate level debt (face amount)	$929,120
Mortgages and notes payable (face amount)	575,514
Dividends payable	48,774
Liabilities held for sale	386
Accounts payable, accrued expenses and other liabilities	44,988
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages	108,543
Total deductions	$1,804,095

Common shares & OP units at 12/31/2018	238,586,058

Footnotes

(1)	NOI for the existing property portfolio at December 31, 2018, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2018. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	NOI since acquisition in 3Q 2018.

LEXINGTON REALTY TRUST

Consolidated Portfolio Concentration

12/31/2018

	Markets (2)	Percent of GAAP Rent as of 12/31/18 (1)(4)
1	Houston, TX	10.6%
2	Memphis, TN	5.5%
3	Kansas City, MO	5.3%
4	Detroit, MI	4.8%
5	Kennewick, WA	4.6%
6	New York, NY	3.9%
7	Nashville, TN	3.3%
8	Dallas, TX	3.2%
9	Philadelphia, PA	2.8%
10	Atlanta, GA	2.4%
11	San Jose, CA	2.3%
12	Jackson, MS	2.2%
13	Phoenix, AZ	1.7%
14	Indianapolis, IN	1.7%
15	Columbus, IN	1.6%
16	St. Louis, MO	1.6%
17	Greenville, SC	1.5%
18	Champaign, IL	1.5%
19	Columbus, OH	1.4%
20	Charlotte, NC	1.4%
	Total Consolidated Portfolio Concentration (3)	63.3%

Footnotes

(1)	Twelve months ended 12/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2018.
(2)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.
(4)	Excludes the acceleration of below-market lease intangible accretion on one Kmart asset.

LEXINGTON REALTY TRUST

Portfolio Concentration - Industrial

12/31/2018

	Markets (2)	Percent of GAAP Rent as of 12/31/18 (1)
1	Memphis, TN	8.4%
2	Houston, TX	7.3%
3	Kennewick, WA	7.0%
4	Detroit, MI	5.5%
5	Nashville, TN	5.1%
6	Jackson, MS	3.3%
7	Atlanta, GA	3.1%
8	New York, NY	2.7%
9	St. Louis, MO	2.4%
10	Greenville, SC	2.4%
11	Champaign, IL	2.2%
12	Columbus, OH	2.1%
13	Jackson, TN	2.1%
14	Winchester, VA	2.0%
15	Chicago, IL	1.9%
16	Shreveport, LA	1.9%
17	Greenville, SC	1.8%
18	Elizabethtown, KY	1.8%
19	Auburn, AL	1.7%
20	Portland, OR	1.7%
	Total Industrial Portfolio Concentration (3)	66.4%

Footnotes

(1)	Twelve months ended 12/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2018.
(2)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Portfolio Concentration - Office

12/31/2018

	Markets (2)	Percent of GAAP Rent as of 12/31/18 (1)
1	Houston, TX	17.7%
2	Kansas City, MO	14.8%
3	Philadelphia, PA	7.4%
4	San Jose, CA	7.0%
5	Dallas, TX	6.8%
6	New York, NY	6.4%
7	Phoenix, AZ	5.0%
8	Columbus, IN	4.9%
9	Charlotte, NC	4.2%
10	Detroit, MI	3.7%
11	Washington, DC	3.3%
12	Indianapolis, IN	2.8%
13	Miami, FL	2.4%
14	Richmond, VA	2.3%
15	Bend, OR	1.5%
16	Baton Rouge, LA	1.2%
17	Augusta, ME	1.2%
18	Boise City, ID	1.2%
19	McAllen, TX	1.0%
20	Orlando, FL	1.0%
	Total Office Portfolio Concentration (3)	95.9%

Footnotes

(1)	Twelve months ended 12/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2018.
(2)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Industrial Assets (1)

12/31/2018

Footnotes

(1)	Twelve months ended 12/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2018.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Office Assets (1)

12/31/2018

Footnotes

(1)	Twelve months ended 12/31/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2018.

LEXINGTON REALTY TRUST

Top 15 Tenants or Guarantors

12/31/2018

Top 15 Tenants or Guarantors - GAAP Basis

Tenants or Guarantors (5)	Property Type	Lease Expirations	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)(3)	GAAP Rent as of 12/31/2018 ($000) (1)(4)	Percent of GAAP Rent as of 12/31/2018 ($000) (1)(2)(4)
Dow	Office	2036	1	664,100	1.5%	$14,850	5.3%
Preferred Freezer	Industrial	2035	1	456,412	1.0%	13,133	4.7%
Nissan	Industrial	2027	2	2,971,000	6.6%	12,810	4.6%
Dana	Industrial	2021-2026	7	2,053,359	4.5%	9,942	3.6%
United States of America	Office	2022 & 2027	2	329,229	0.7%	8,039	2.9%
Undisclosed (6)	Industrial	2031-2035	3	1,090,383	2.4%	7,138	2.6%
Watco	Industrial	2038	1	132,449	0.3%	6,773	2.4%
Xerox	Office	2023	1	202,000	0.4%	6,642	2.4%
Techtronic Industries (7)	Industrial	2025 & 2036	2	1,785,022	3.9%	6,507	2.3%
Morgan Lewis	Office	2021	1	289,432	0.6%	6,309	2.3%
T-Mobile USA	Office	2019-2029	5	385,854	0.9%	5,856	2.1%
Undisclosed (8)	Industrial	2023-2027	3	2,132,290	4.7%	5,528	2.0%
FedEx	Industrial	2028	1	140,330	0.3%	5,135	1.8%
Michelin	Industrial	2019 & 2020	2	1,759,346	3.9%	4,856	1.7%
General Electric (9)	Industrial/Office	2019 & 2024	2	950,427	2.1%	4,752	1.7%
			34	15,341,633	33.9%	$118,270	42.6%

Footnotes

(1)	Twelve months ended 12/31/2018 GAAP rent, excluding vacant properties and termination income, recognized for consolidated properties owned as of 12/31/2018.
(2)	Total shown may differ from detailed amounts due to rounding.
(3)	Excludes vacant square feet.
(4)	Excludes the acceleration of below-market lease intangible accretion on one Kmart asset.
(5)	See Annual Report and other applicable disclosures for actual tenant names.
(6)	Tenant is a domestic subsidiary of an international automaker.
(7)	One property sold subsequent to 12/31/2018.
(8)	Lease restricts certain disclosures. Guarantor is investment grade.
(9)	One property held for sale at 12/31/2018.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Industrial Properties GAAP Basis

12/31/2018

($000)

Year	Number of Leases Expiring	GAAP Rent as of 12/31/2018	Percent of GAAP Rent as of 12/31/2018	Percent of GAAP Rent as of 12/31/2017
2019	6	$6,182	3.4%	3.9%
2020	9	11,520	6.2%	7.2%
2021	9	11,622	6.3%	5.5%
2022	1	1,343	0.7%	0.9%
2023	3	2,088	1.1%	1.3%
2024	9	12,888	7.0%	6.5%
2025	9	12,397	6.7%	8.0%
2026	9	13,248	7.2%	8.4%
2027	8	24,667	13.4%	9.8%
2028	4	11,755	6.4%	6.2%
Thereafter	25	76,669	41.6%	40.2%

Total (1)	92	$184,379	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include lease termination income.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Office Properties GAAP Basis

12/31/2018

($000)

Year	Number of Leases Expiring	GAAP Rent as of 12/31/2018	Percent of GAAP Rent as of 12/31/2018	Percent of GAAP Rent as of 12/31/2017
2019	7	$9,801	11.2%	13.4%
2020	3	4,380	5.0%	4.4%
2021	10	15,075	17.2%	8.7%
2022	3	4,861	5.6%	6.2%
2023	4	7,519	8.6%	6.3%
2024	9	11,709	13.4%	5.4%
2025	5	3,422	3.9%	10.3%
2026	1	1,109	1.3%	2.3%
2027	4	5,822	6.7%	7.5%
2028	2	1,187	1.4%	2.3%
Thereafter	5	22,622	25.9%	27.6%

Total (1)	53	$87,507	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include parking operations and lease termination income.

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 12/31/2018 ($000) (3)	Cash Rent as of 12/31/2018 ($000) (2)	12/31/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Single-tenant
2019	MTM	749 Southrock Dr.	Rockford	IL	20	Jacobson Warehouse	150,000	471	540	-	-
	10/17/2019	10345 Philipp Pkwy.	Streetsboro	OH	—	L'Oreal USA	649,250	2,611	2,817	16,565	09/2019
	12/31/2019	191 Arrowhead Dr.	Hebron	OH	22	Owens Corning	250,410	570	570	-	-
		200 Arrowhead Dr.	Hebron	OH	22	Owens Corning	400,522	912	912	-	-
		2415 US Hwy. 78 East	Moody	AL	—	Michelin	595,346	1,408	1,450	-	-
2020	1/31/2020	101 Michelin Dr.	Laurens	SC	—	Michelin	1,164,000	3,448	3,448	-	-
	5/31/2020	359 Gateway Dr.	Lavonia	GA	—	TI Automotive	133,221	952	1,200	6,647	12/2020
	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	—	ODW Logistics	772,450	1,345	1,347	-	-
		3102 Queen Palm Dr.	Tampa	FL	—	Time	229,605	1,234	1,351	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	—	Mimeo.com	107,400	422	451	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever	443,380	1,493	1,288	-	-
	12/31/2020	2203 Sherrill Dr.	Statesville	NC	—	Geodis America	639,800	2,493	2,463	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	—	Walgreen Co.	205,016	786	508	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	—	Kraft Heinz	344,700	1,421	1,416	-	-
	6/30/2021	11624 S. Distribution Cv.	Olive Branch	MS	—	Hamilton Beach	1,170,218	2,760	2,222	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	—	Ingram Micro	701,819	1,812	1,874	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	—	Dana	150,945	1,747	2,027	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	—	Quickie Manufacturing	423,280	1,356	1,437	-	-
	12/31/2021	3686 South Central Ave.	Rockford	IL	—	Pierce Packaging	93,000	316	316	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	—	Tire Rack	257,849	1,343	1,403	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	—	MAHLE Industries	268,104	906	891	-	-
	8/31/2023	10535 Red Bluff Rd.	Pasadena	TX	—	Unis	257,835	446	435	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	—	United Technologies	289,330	736	736	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	—	Continental Tire	741,880	2,281	2,241	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	—	General Electric	851,370	2,568	2,614	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	—	United Technologies	993,685	1,798	1,962	381	04/2019
	5/31/2024	901 East Bingen Point Way	Bingen	WA	—	Boeing	124,539	2,636	2,606	-	-
	7/31/2024	5795 North Blackstock Road	Spartanburg	SC	—	Wal-Mart	341,660	602	585	-	-
	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	—	Caterpillar	309,400	1,215	1,204	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	—	Tower Automotive	311,612	1,591	1,520	-	-
		2115 East Belt Line Rd.	Carrollton	TX	—	L.E. Klein	58,202	69	52	-	-
2025	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	—	Dana	336,350	1,346	1,346	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 12/31/2018 ($000) (3)	Cash Rent as of 12/31/2018 ($000) (2)	12/31/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2025	6/30/2025	4010 Airpark Dr.	Owensboro	KY	—	Metalsa / Dana	211,598	1,208	1,208	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa / Dana	167,770	537	537	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa / Dana	539,592	2,838	2,838	-	-
		301 Bill Bryan Blvd.	Hopkinsville	KY	—	Metalsa / Dana	424,904	1,688	1,687	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	—	Boral Limited	420,597	1,759	2,353	6,569	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	—	Royal Appliance	458,000	2,061	2,101	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	—	Owens Corning	18,620	550	550	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg	500,500	2,537	2,479	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	—	Calsonic Kansei	310,000	1,293	1,200	-	-
	4/30/2026	16811 W. Commerce Dr.	Goodyear	AZ	—	Blue Buffalo	540,349	294	-	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	—	Kitchen Collection	475,218	1,159	1,141	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	—	Dana	222,200	578	578	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	—	Amazon.com	769,500	2,689	2,550	-	-
	10/31/2026	5001 Greenwood Rd.	Shreveport	LA	—	Libbey	646,000	2,165	2,200	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	—	Estée Lauder	241,977	1,146	1,159	-	-
		736 Addison Rd.	Erwin	NY	—	Corning	408,000	1,387	1,394	-	-
2027	1/31/2027	27200 West 157th St.	New Century	KS	—	Amazon.com	446,500	1,240	1,069	-	-
	2/28/2027	554 Nissan Pkwy.	Canton	MS	—	Nissan	1,466,000	6,250	5,997	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	18	Undisclosed / HVAC	849,275	2,994	2,767	-	-
		200 Sam Griffin Rd.	Smyrna	TN	—	Nissan	1,505,000	6,560	6,251	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	—	Arrow Electronics	74,739	406	396	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	—	McCormick	615,600	2,460	1,806	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	—	Kellogg	1,062,055	3,944	3,698	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	—	Hillman Group	264,598	813	813	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	—	Georgia-Pacific	1,121,120	3,735	3,326	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	—	FedEx	140,330	5,135	5,038	39,994	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	—	United States Cold Storage	296,972	2,170	2,138	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	—	Tenneco	246,508	715	816	-	-
2029	7/31/2029	8500 Nail Rd.	Olive Branch	MS	—	Sephora	716,080	1,995	1,498	-	-
	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	—	IAC Group	276,782	1,740	1,646	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	—	Asics	855,878	4,388	4,094	-	-
	5/31/2030	3301 Stagecoach Rd. NE	Thomson	GA	—	Hollander	208,000	930	869	-	-
		4015 Lakeview Corporate Drive	Edwardsville	IL	—	Spectrum	1,017,780	1,782	1,395	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 12/31/2018 ($000) (3)	Cash Rent as of 12/31/2018 ($000) (2)	12/31/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2030	6/30/2030	2601 Bermuda Hundred Rd.	Chester	VA	—	Philip Morris	1,034,470	213	203	-	-
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	—	ARYZTA	188,166	3,594	3,386	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	16	Undisclosed / Automaker	400,400	2,368	2,068	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	—	Vulcan	-	2,123	1,956	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	16	Undisclosed / Automaker	500,023	2,567	2,399	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	—	Pacific Natural Foods	508,277	3,119	2,593	-	-
		26700 Bunert Road	Warren	MI	—	Lipari	260,243	3,883	3,439	25,850	11/2032
2033	12/31/2033	2115 East Belt Line Rd.	Carrollton	TX	—	Teasdale	298,653	372	305	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	—	Nicholas	180,235	2,557	2,282	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	—	Vista Outdoor	813,126	4,195	3,700	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	—	Spitzer	187,800	2,435	2,116	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	—	Spitzer	262,095	1,910	1,661	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	—	Stella & Chewy's	164,007	2,098	1,879	-	-
	8/31/2035	2800 Polar Way	Richland	WA	9	Preferred Freezer	456,412	13,133	11,303	110,000	01/2026
	10/22/2035	2860 Clark St.	Detroit	MI	16	Undisclosed / Automaker	189,960	2,203	2,203	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	—	Clearwater Paper	673,425	2,786	2,438	-	-
	6/30/2036	100 Ryobi Drive	Anderson	SC	10, 21	One World Technologies	1,327,022	4,446	3,771	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	—	O'Neal Industries	215,000	1,872	1,561	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	—	Watco	132,449	6,773	5,808	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	—	Golden State Enterprises	165,493	3,187	2,495	-	-
N/A	Vacancy	3350 Miac Cove Rd.	Memphis	TN	—	(Available for Lease)	32,679	-	-	-	-
SINGLE TENANT INDUSTRIAL TOTAL							39,274,155	$182,074	$170,390	$206,006
Multi-tenant / Vacancy (8)(14)
	Various	6050 Dana Way	Antioch	TN	4 (97%)	Multi-Tenant	674,528	2,305	2,277	-	-
	Vacancy	50 Tyger River Dr.	Duncan	SC	11	(Available for Lease)	221,833	769	769	-	-
	Vacancy	3456 Meyers Ave.	Memphis	TN	11	(Available for Lease)	780,000	1,031	504	-	-
	Vacancy	2935 Van Vactor Dr.	Plymouth	IN	11	(Available for Lease)	300,500	856	856	-	-
	Vacancy	1133 Poplar Creek Rd.	Henderson	NC	11	(Available for Lease)	196,946	869	886	-	-
MULTI-TENANT/VACANCY INDUSTRIAL TOTAL							2,173,807	$5,830	$5,292	$-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						96.3% Leased	41,447,962	$187,904	$175,682	$206,006

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 12/31/2018 ($000) (3)	Cash Rent as of 12/31/2018 ($000) (2)	12/31/2018 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
Single-tenant
2019	1/31/2019	820 Gears Rd.	Houston	TX	—	Ricoh	78,895	1,181	1,180	-	-
	4/1/2019	9201 Stateline Rd.	Kansas City	MO	—	Swiss Re	155,925	2,558	2,558	15,272	05/2019
	5/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	DMC Insurance	3,764	72	72	-	-
	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	John Wiley	123,047	2,269	2,350	-	-
		9601 Renner Blvd.	Lenexa	KS	—	T-Mobile USA	77,484	1,142	1,522	8,153	12/2019
	12/31/2019	2800 Waterford Lake Dr.	Midlothian	VA	10	Alstom Power	99,057	2,184	2,359	-	-
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	—	Oce - USA Holding	143,290	2,244	2,500	18,785	02/2020
	6/30/2020	3711 San Gabriel	Mission	TX	—	T-Mobile West	75,016	989	997	-	-
	8/31/2020	133 First Park Dr.	Oakland	ME	—	T-Mobile USA	78,610	1,147	1,512	8,138	10/2020
2021	1/31/2021	1701 Market St.	Philadelphia	PA	—	Morgan Lewis	289,432	4,299	4,505	-	-
	3/31/2021	1701 Market St.	Philadelphia	PA	—	Prime Communications	1,220	62	62	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	—	NJ Natural Gas	157,511	3,774	3,774	8,847	01/2021
		2050 Roanoke Rd.	Westlake	TX	—	Charles Schwab	130,199	2,069	2,134	-	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	11	TSYS	62,218	958	1,211	-	-
	10/31/2021	1401 Nolan Ryan Expy.	Arlington	TX	—	Butler America Aerospace	4,979	14	14	-	-
	11/30/2021	29 South Jefferson Rd.	Whippany	NJ	—	CAE	123,734	2,332	2,555	12,156	11/2021
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	—	United States of America	159,644	3,135	3,220	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	—	CoxCom	28,591	561	561	-	-
	10/31/2022	4455 American Way	Baton Rouge	LA	—	New Cingular Wireless	70,100	1,165	1,125	-	-
2023	9/30/2023	1701 Market St.	Philadelphia	PA	—	CBC Restaurant	8,070	219	229	-	-
	10/31/2023	3943 Denny Ave.	Pascagoula	MS	—	Huntington Ingalls	94,841	593	593	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	—	Xerox	202,000	6,642	7,070	32,188	12/2023
2024	2/14/2024	1362 Celebration Blvd.	Florence	SC	—	MED3000	32,000	573	576	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo	169,083	1,960	1,914	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 12/31/2018 ($000) (3)	Cash Rent as of 12/31/2018 ($000) (2)	12/31/2018 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2024	5/31/2024	3480 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo	169,218	2,036	1,916	-	-
	7/15/2024	19019 North 59th Ave.	Glendale	AZ	—	Honeywell	252,300	1,994	1,993	-	-
	7/31/2024	500 Jackson St.	Columbus	IN	—	Cummins	390,100	4,637	4,762	7,301	07/2019
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	—	HQ Global Workplaces	14,236	309	309	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Triumph Group	111,409	1,641	1,751	-	-
	2/28/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Infotech Enterprise	13,590	204	211	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	—	TruMark Financial	2,641	253	253	-	-
2026	6/30/2026	3265 East Goldstone Dr.	Meridian	ID	—	T-Mobile USA	77,484	1,109	1,495	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	—	Drybar	1,975	142	107	-	-
	5/31/2027	2401 Cherahala Blvd.	Knoxville	TN	—	CaremarkPCS	59,748	776	785	-	-
	10/31/2027	11201 Renner Blvd.	Lenexa	KS	—	United States of America	169,585	4,904	4,819	31,698	11/2027
2029	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	—	Faurecia	278,000	3,547	3,285	-	-
	7/31/2029	2999 Southwest 6th St.	Redmond	OR	12	T-Mobile USA / Consumer Cellular	77,260	1,469	1,783	-	-
	9/30/2029	9200 South Park Center Loop	Orlando	FL	11	CardWorks	59,927	978	994	-	-
2033	12/31/2033	8555 South River Pkwy.	Tempe	AZ	—	Versum	95,133	1,778	982	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	—	Dow	664,100	14,850	12,414	187,980	10/2036
N/A	N/A	1701 Market St.	Philadelphia	PA	—	Parking Operations	-	2,010	2,010	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	—	(Available for Lease)	699	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	(Available for Lease)	31,830	-	-	-	-
SINGLE TENANT OFFICE TOTAL							4,837,945	$84,779	$84,462	$330,518
Multi-tenant / Vacancy (8)(14)
	Vacancy	5200 Metcalf Ave.	Overland Park	KS	11	(Available for Lease)	320,198	5,419	5,401	32,112	05/2019
	Various	11511 Luna Rd.	Farmers Branch	TX	4 (92%)	IBM	181,072	2,503	1,608	-	-
	Various	1311 Broadfield Blvd.	Houston	TX	4 (49%)	Saipem	155,407	710	557	-	-
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	4 (85%)	Multi-Tenant	138,940	947	1,225	-	-
	Various	1460 Tobias Gadson Blvd.	Charleston	SC	4 (64%)	Vallen Distribution	50,246	460	459	6,878	02/2021
MULTI-TENANT/VACANCY OFFICE TOTAL							845,863	$10,039	$9,250	$38,990
OFFICE TOTAL/WEIGHTED AVERAGE						91.4% Leased	5,683,808	$94,818	$93,712	$369,508

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 12/31/2018 ($000) (3)	Cash Rent as of 12/31/2018 ($000) (2)	12/31/2018 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Single-tenant
Retail
2023	7/1/2023	1053 Mineral Springs Rd.	Paris	TN	—	Kroger	31,170	159	159	-	-
2024	3/31/2024	B.E.C. 45th St./Lee Blvd.	Lawton	OK	—	Safeway	30,757	190	185	-	-
Specialty
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	—	Home Depot	-	216	260	-	-
2048	12/31/2048	30 Light St.	Baltimore	MD	—	30 Charm City	-	299	299	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	—	Littlestone Brotherhood	31,180	1,908	1,339	-	-
2067	12/31/2067	10201 Schuster Way	Pataskala	OH	—	Kohl's	-	57	26	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	—	201 NC Leasehold	-	283	283	-	-
SINGLE TENANT OTHER TOTAL							93,107	$3,112	$2,551	$-
Multi-tenant / Vacancy (8)(14)
	Vacancy	21082 Pioneer Plaza Dr.	Watertown	NY	11, 17	(Available for Lease)	120,727	1,354	112	-	-
	Vacancy	97 Seneca Trail	Fairlea	WV	11	(Available for Lease)	90,933	297	79	-	-
	Vacancy	832 N. Westover Blvd .	Albany	GA	—	(Available for Lease)	45,554	-	-	-	-
	Various	King St./1042 Fort St. Mall	Honolulu	HI	4 (46%)	Multi-Tenant	77,459	671	671	-	-
MULTI-TENANT/VACANCY OTHER TOTAL							334,673	$2,322	$862	$-
OTHER TOTAL/WEIGHTED AVERAGE						30.0% Leased	427,780	$5,434	$3,413	$-

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						95.1% Leased	47,559,550	$288,156	$272,807	$575,514

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Non-consolidated Portfolio - 12/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	GAAP Rent as of 12/31/2018 ($000) (3)	Cash Rent as of 12/31/2018 ($000) (2)	12/31/2018 Debt Balance ($000)	Debt Maturity (13)
NON-CONSOLIDATED PROPERTIES
NNN OFFICE JV PROPERTIES
2022	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	7	Career Education Corporation	317,198	20%	1,545	1,537	362,800	09/2021
2023	2/28/2023	1315 West Century Dr.	Louisville	CO	7	Rogue Wave Software	20,000	20%	104	104	-	-
	3/31/2023	8900 Freeport Pkwy.	Irving	TX	7	Nissan	268,445	20%	1,407	1,271	-	-
2025	2/28/2025	6555 Sierra Dr.	Irving	TX	7	TXU	247,254	20%	1,277	1,058	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	7	Experian Holdings	292,700	20%	1,088	1,033	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	7	Georgia Power	111,911	20%	547	469	-	-
	9/30/2025	10001 Richmond Ave.	Houston	TX	7	Schlumberger	554,385	20%	2,114	1,919	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	7	Motel 6	138,443	20%	851	759	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	7	Syneos	97,000	20%	451	397	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	5	Richmond Belly Ventures	2,568	20%	21	21	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	7	Amazon.com	68,693	20%	416	383	-	-
2027	2/28/2027	800 East Canal St.	Richmond	VA	5	Sumitomo	8,503	20%	51	37	-	-
	4/30/2027	1315 West Century Dr.	Louisville	CO	7	GHX Ultimate Parent	86,877	20%	501	422	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	7	Boehringer Ingelheim USA	98,849	20%	711	652	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	7	MS Consultants	42,290	20%	230	212	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	7	TMG Health	150,000	20%	783	723	-	-
2028	4/30/2028	9655 Maroon Cir.	Englewood	CO	7	TriZetto	166,912	20%	1,440	1,297	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	7	Nevada Power	282,000	20%	1,166	1,038	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	—	McGuireWoods	224,537	20%	1,828	1,820	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	5	The Riverstone Group	25,707	20%	200	172	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	7	United States of America	68,985	20%	404	479	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	5	Towne Bank	26,047	20%	220	182	-	-
	12/31/2031	333 Mt. Hope Ave.	Rockaway	NJ	7	Atlantic Health	92,326	20%	610	442	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	—	AvidXchange	201,450	20%	2,025	1,769	45,900	12/2022; 01/2033
	10/31/2032	143 Diamond Ave.	Parachute	CO	7	Alenco	49,024	20%	373	382	-	-
2033	3/31/2033	9201 East Dry Creek Rd.	Centennial	CO	7	Arrow Electronics	128,500	20%	962	799	-	-
2088	8/8/2088	800 East Canal St.	Richmond	VA	5	The City of Richmond, Virginia	-	20%	92	107	-	-
N/A	Vacancy	810 Gears Rd.	Houston	TX	7	(Available for Lease)	9,910	20%	-	-	-	-
		800 East Canal St.	Richmond	VA	5	(Available for Lease)	42,947	20%	-	-	-	-
NNN OFFICE JV TOTAL/WEIGHTED AVERAGE						98.6% Leased	3,823,461		$21,417	$19,484	$466,200

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Non-consolidated Portfolio - 12/31/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	GAAP Rent as of 12/31/2018 ($000) (3)	Cash Rent as of 12/31/2018 ($000) (2)	12/31/2018 Debt Balance ($000)	Debt Maturity (13)
OTHER NON-CONSOLIDATED PROPERTIES
2029	1/31/2029	18839 McKay Blvd.	Humble	TX	21	RehabCare Group	55,646	15%	2,733	2,570	13,644	05/2019
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	—	British Schools	274,000	25%	6,483	6,483	53,024	12/2022
OTHER NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						100% Leased	329,646		$9,216	$9,053	$66,668

NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						98.7% Leased	4,153,107		$30,633	$28,537	$532,868

Footnotes

1	Square footage leased or available.
2	Twelve months ended 12/31/2018 cash rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Twelve months ended 12/31/2018 GAAP rent, excluding termination income.
4	Percent represents % leased as of 12/31/2018.
5	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
6	Lexington has a 71.1% interest in this property.
7	All debt is cross-collateralized and cross-defaulted.
8	Multi-tenant properties are properties less than 50% leased to a single tenant.
9	ConAgra Foods, Inc. provides credit support.
10	Property held for sale at 12/31/2018.
11	Cash and GAAP rent amounts represent/include prior tenant.
12	T-Mobile USA lease expires 1/31/2019; however, new tenant (Consumer Cellular Incorporated) lease expires 7/31/2029.
13	Interest rates range from 0.25% to 5.4% at 12/31/2018.
14	The multi-tenanted / vacant properties incurred approximately $3.5 million in operating expenses, net for the twelve months ended 12/31/2018.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (Goss International Americas, Inc.) lease expires 3/30/2026.
16	Tenant is a domestic subsidiary of an international automaker.
17	GAAP rent includes the acceleration of below-market lease intangible accretion.
18	Lease restricts certain disclosures. Guarantor is investment grade.
19	See Annual Report and other applicable disclosures for actual tenant names.
20	Subsequent to 12/31/2018, lease extended to 12/31/2024.
21	Property sold subsequent to 12/31/2018.
22	Subsequent to 12/31/2018, lease extended to 12/31/2021.

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	12/31/2018

Adjusted Company FFO Payout Ratio	74.0%

Unencumbered Assets	$2.8 billion

Unencumbered NOI	71.5%

(Debt + Preferred) / Gross Assets	40.3%

Debt/Gross Assets	37.8%

Secured Debt / Gross Assets	14.5%

Net Debt / Adjusted EBITDA	4.7	x

(Net Debt + Preferred) / Adjusted EBITDA	5.0	x

Credit Facilities Availability (2)	$505.0 million

Unsecured Debt / Unencumbered NOI	4.9	x

Footnotes

(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2)	Subject to covenant compliance.

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:		12/31/2018
Bank Loans:

Maximum Leverage	< 60%		42.0%
Fixed Charge Coverage	> 1.5	x	2.5	x
Recourse Secured Indebtedness Ratio	< 10% cap value		0.0%
Secured Indebtedness Ratio	< 45%		19.5%
Unsecured Debt Service Coverage	> 2.0	x	5.0	x
Unencumbered Leverage	< 60%		29.0%

Bonds:

Debt to Total Assets	< 60%		38.6%
Secured Debt to Total Assets	< 40%		14.8%
Debt Service Coverage	> 1.5	x	3.9	x
Unencumbered Assets to Unsecured Debt	> 150%		326.6%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loan and senior notes, as of December 31, 2018 and as defined and calculated per the terms of the credit facility and term loan and senior notes, as of such date and applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

12/31/2018

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (b)	Balloon Payment ($000)
INDUSTRIAL
North Berwick, ME		$381	3.560%	04/2019	$383	$-
Streetsboro, OH		16,565	5.749%	09/2019	858	16,338
Lavonia, GA		6,647	5.460%	12/2020	741	5,895
Chester, SC		6,569	5.380%	08/2025	1,144	362
Richland, WA		110,000	4.000%	01/2026	4,400	99,492
Long Island City, NY		39,994	3.500%	03/2028	4,879	-
Warren, MI		25,850	5.380%	11/2032	1,391	22,037
Industrial Subtotal/Wtg. Avg./Years Remaining (c)		$206,006	4.307%	7.6	$13,796	$144,124

OFFICE
Overland Park, KS		$32,112	5.891%	05/2019	$1,040	$31,812
Kansas City, MO		15,272	5.883%	05/2019	391	15,179
Columbus, IN		7,301	2.210%	07/2019	2,386	4,993
Lenexa, KS		8,153	6.270%	12/2019	671	7,770
Boca Raton, FL		18,785	6.470%	02/2020	1,542	18,414
Oakland, ME		8,138	5.930%	10/2020	750	7,660
Wall, NJ		8,847	6.250%	01/2021	3,774	-
Charleston, SC		6,878	5.850%	02/2021	520	6,632
Whippany, NJ		12,156	6.298%	11/2021	1,344	10,400
Palo Alto, CA		32,188	3.970%	12/2023	7,059	-
Lenexa, KS		31,698	3.700%	11/2027	3,187	10,000
Lake Jackson, TX		187,980	4.040%	10/2036	12,408	11,305
Office Subtotal/Wtg. Avg./Years Remaining (c)		$369,508	4.581%	10.6	$35,072	$124,165

Subtotal/Wtg. Avg./Years Remaining (c)		$575,514	4.483%	9.5	$48,868	$268,289

Corporate (d)
Revolving Credit Facility	(h)	$-	-	08/2019	$-	$-
Term Loan	(e)	300,000	2.662%	01/2021	10,491	300,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Trust Preferred Notes	(f)	129,120	4.220%	04/2037	5,525	129,120
Subtotal/Wtg. Avg./Years Remaining (c)		$929,120	3.773%	5.8	$37,641	$929,120
Total/Wtg. Avg./Years Remaining (c)	(g)	$1,504,634	4.045%	7.2	$86,509	$1,197,409

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(c)	Total shown may differ from detailed amounts due to rounding.
(d)	Unsecured.
(e)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.42% through January 2019 via interest rate swap agreements on $255.0 million of borrowings. Estimated annual debt service based on non-swapped rate at December 31, 2018.
(f)	Rate is three month LIBOR plus 170 bps.
(g)	See reconciliations of non-GAAP measures in this document.
(h)	Subsequent to December 31, 2018, revolving credit facility replaced to extend the maturity to February 2023.

LEXINGTON REALTY TRUST

Debt Maturity Schedule

12/31/2018

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2019	$25,795	$76,092	$-
2020	23,174	31,969	-
2021	23,433	17,032	300,000
2022	22,120	-	-
2023	23,998	-	250,000
	$118,520	$125,093	$550,000

Debt Maturity Profile (1)

Footnotes

(1)	Percentage denotes weighted-average interest rate.

LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

12/31/2018

($000)

Balance Sheet

Other assets	$12,779

The components of other assets are:

Deposits	$933
Equipment	462
Prepaids	960
Other receivables	1,778
Deferred lease incentives	8,570
Interest rate swap derivative asset	76

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$30,790

Accounts payable and accrued expenses	$17,985
CIP accruals and other	1,850
Taxes	367
Deferred lease costs	8,380
Deposits	1,381
Escrows	699
Transaction costs	128

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for three comparable reporting periods. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Twelve months ended December 31, 2018

Cash Rent Reconciliation:

Rental revenue as reported	$364,731

Rental revenue from sold properties	(73,820)
Lease termination income	(2,755)

GAAP rent per supplement	288,156

GAAP rent adjustments: (1)
Straight-line adjustments	(16,249)
Lease incentives	916
Amortization of above/below market leases	(16)

Cash rent per supplement	$272,807

Consolidated debt reconciliation December 31, 2018:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$570,420	$5,094	$-	$575,514
Term loans payable (3)	298,733	1,267	-	300,000
Senior notes payable(3)	496,034	2,731	1,235	500,000
Trust preferred securities (3)	127,296	1,824	-	129,120
Consolidated debt	$1,492,483	$10,916	$1,235	$1,504,634

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Twelve months ended December 31,
	2018	2017	2016

Net Income	$230,906	$86,629	$96,450

Interest and amortization expense	79,880	77,883	88,032
Provision for income taxes	1,728	1,917	1,439
Depreciation and amortization	168,191	173,968	166,048
General and administrative	31,662	34,158	31,104
Litigation reserve	-	2,050	-
Pursuit / transaction costs	260	2,171	836
Non-operating income	(3,491)	(10,378)	(13,043)
Gains on sales of properties	(252,913)	(63,428)	(81,510)
Impairment charges and loan loss	95,813	44,996	100,236
Debt satisfaction (gains) charges, net	2,596	(6,196)	975
Equity in (earnings) losses of non-consolidated entities	(1,708)	848	(7,590)
Lease termination income	(2,755)	(3,242)	(17,363)
Straight-line adjustments	(20,968)	(19,784)	(37,748)
Lease incentives	1,686	1,969	1,673
Amortization of above/below market leases	(10,132)	1,544	2,057

Net Operating Income - ("NOI")	320,755	325,105	331,596

Less NOI:
Acquisitions and dispositions	(129,258)	(133,319)	(138,724)

Same-Store NOI	$191,497	$191,786	$192,872

NOI for NAV:

Twelve months ended
December 31, 2018

NOI per above	$320,755
Less NOI:
Disposed of properties	(58,531)
Assets held for sale	(5,646)
Assets acquired in 2018	(6,784)
Assets less than 70% leased / Other	(7,373)
NOI for NAV	$242,421

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

Year-end
December 31, 2018

Net income attributable to Lexington Realty Trust shareholders	$227,415
Interest and amortization expense	79,880
Provision for income taxes	1,728
Depreciation and amortization	168,191
Straight-line adjustments	(20,968)
Lease incentives	1,686
Amortization of above/below market leases	(10,132)
Gains on sales of properties	(252,913)
Impairment charges	95,813
Debt satisfaction charges, net	2,596
Non-cash charges, net	6,810

Pro-rata share adjustments:
Non-consolidated entities adjustment	4,159
Noncontrolling interests adjustment	2,516

Adjusted EBITDA	$306,781

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Twelve months ended December 31, 2018		(Debt + Preferred) / Gross Assets:	Twelve months ended December 31, 2018
Common share dividends per share	$0.71		Consolidated debt	$1,492,483
Adjusted Company FFO per diluted share	0.96		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	74.0%		Debt and preferred	$1,589,253

Unencumbered Assets:			Total assets	$2,953,840
Real estate, at cost	$3,509,746		Plus depreciation and amortization:
held for sale real estate, at cost	78,137		Real estate	954,087
less encumbered real estate, at cost	(782,730)		Deferred lease costs	18,715
Unencumbered assets	$2,805,153		Held for sale assets	17,441

Unencumbered NOI:			Gross assets	$3,944,083
NOI	$320,755
Disposed of properties NOI	(58,531)		(Debt + Preferred) / Gross Assets	40.3%
Adjusted NOI	262,224
less encumbered adjusted NOI	(74,756)		Debt / Gross Assets:
Unencumbered adjusted NOI	$187,468		Consolidated debt	$1,492,483
Unencumbered NOI %	71.5%
			Gross assets	$3,944,083
Net Debt / Adjusted EBITDA:
Adjusted EBITDA	$306,781		Debt / Gross assets	37.8%

Consolidated debt	$1,492,483		Secured Debt / Gross Assets:
less consolidated cash and cash equivalents	(168,750)		Mortgages and notes payable	$570,420
Non-consolidated debt, net	103,281
Net debt	$1,427,014		Gross assets	$3,944,083

Net debt / Adjusted EBITDA	4.7	x	Secured Debt / Gross Assets	14.5%

(Net Debt + Preferred) / Adjusted EBITDA:			Unsecured Debt / Unencumbered NOI:
Adjusted EBITDA	$306,781		Consolidated debt	$1,492,483
			less mortgages and notes payable	(570,420)
Net debt	$1,427,014		Unsecured Debt	$922,063
Preferred shares liquidation preference	96,770
Net debt + preferred	$1,523,784		Unencumbered adjusted NOI (Annual)	$187,468

(Net Debt + Preferred) / Adjusted EBITDA	5.0	x	Unsecured Debt / Unencumbered NOI	4.9	x

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch
James Feldman	(646) 855-5808

Barclays Capital
Ross L. Smotrich	(212) 526-2306

D.A. Davidson
Barry Oxford	(212) 240-9871

Evercore Partners
Sheila K. McGrath	(212) 497-0882

J.P. Morgan Chase
Anthony Paolone	(212) 622-6682

Jeffries & Company, Inc.
Jon Peterson	(212) 284-1705

KeyBanc Capital Markets Inc.
Craig Mailman	(917) 368-2316

Ladenburg Thalmann & Co., Inc.
John Massocca	(212) 409-2543

Stifel Nicolaus
John W. Guinee	(443) 224-1307

Wells Fargo Securities, LLC
Todd J. Stender	(562) 637-1371

LEXINGTON
REALTY TRUST

LEXINGTON REALTY TRUST

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